Blue Owl Capital Inc. Third Quarter 2024 Earnings October 31, 2024

2 About Blue Owl Blue Owl (NYSE: OWL) is a leading asset manager that is redefining alternatives. With $235 billion in assets under management as of September 30, 2024, we invest across three multi-strategy platforms: Credit, GP Strategic Capital, and Real Estate. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional investors, individual investors, and insurance companies differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns, and capital preservation. Together with over 1,050 experienced professionals globally, Blue Owl brings the vision and discipline to create the exceptional. To learn more, visit www.blueowl.com. Forward-Looking Statements Certain statements made in this presentation are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “should,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Blue Owl’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and speak only as of the date of this presentation. Blue Owl assumes no obligation to update or revise any such forward-looking statements except as required by law. Important factors, among others, that may affect actual results or outcomes include the inability to recognize the anticipated benefits of acquisitions; costs related to acquisitions; the inability to maintain the listing of Blue Owl’s shares on the New York Stock Exchange; Blue Owl’s ability to manage growth; Blue Owl’s ability to execute its business plan and meet its projections; potential litigation involving Blue Owl; changes in applicable laws or regulations; and the possibility that Blue Owl may be adversely affected by other economic, business, geopolitical and competitive factors. The information contained in this presentation is summary information that is intended to be considered in the context of Blue Owl’s filings with the Securities and Exchange Commission (“SEC”) and other public announcements that Blue Owl may make, by press release or otherwise, from time to time. Blue Owl also uses its website to distribute company information, including assets under management and performance information, and such information may be deemed material. Accordingly, investors should monitor Blue Owl’s website (www.blueowl.com). Blue Owl undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. These materials contain information about Blue Owl and its affiliates and certain of their respective personnel and affiliates, information about their respective historical performance and general information about the market. You should not view information related to the past performance of Blue Owl or information about the market, as indicative of future results, the achievement of which cannot be assured. Throughout this presentation, all current period amounts are preliminary and unaudited, “LTM” refers to the last twelve months and “nm” indicates data has not been presented as it was deemed not meaningful. Totals may not sum due to rounding. Disclosures

3 Disclosures Non-GAAP Financial Measures; Other Financial and Operational Data This presentation includes certain non-GAAP financial measures that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. Blue Owl believes that the use of these non-GAAP financial measures provides an additional tool for investors and potential investors to use in evaluating its ongoing operating results and trends. These non-GAAP measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and reconciled to the most directly comparable GAAP measures. Exact net IRRs and multiples cannot be calculated for individual investments held by Blue Owl’s products, or a subset of such investments, due to the lack of a mechanism to precisely allocate fees, taxes, transaction costs, expenses and general partner carried interest. Valuations are as of the dates provided herein and do not take into account subsequent events, including the impact of inflation and rising interest rates, which can be expected to have an adverse effect on certain entities identified or contemplated herein. For the definitions of certain terms used in this presentation, please refer to the “Defined Terms” slides in the appendix. Important Notice No representations or warranties, express or implied are given in, or in respect of, this presentation. To the fullest extent permitted by law, in no circumstances will Blue Owl or any of its subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from use of this presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. This presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Blue Owl. Viewers of this presentation should each make their own evaluation of Blue Owl and of the relevance and adequacy of the information contained herein and should make sure other investigations as they deem necessary. This communication does not constitute an offer to sell, or the solicitation of an offer to buy or sell, any securities, investment funds, vehicles or accounts, investment advice or any other service by Blue Owl or any of its affiliates or subsidiaries. Nothing in this presentation constitutes the provision of tax, accounting, financial, investment, regulatory, legal or other advice by Blue Owl or its advisors. Industry and Market Data This presentation may contain information obtained from third parties, including ratings from credit ratings agencies such as Standard & Poor’s and Fitch Ratings. Such information has not been independently verified and, accordingly, Blue Owl makes no representation or warranty in respect of this information. Reproduction and distribution of third party content in any form is prohibited except with the prior written permission of the related third party. Third party content providers do not guarantee the accuracy, completeness, timeliness or availability of any information, including ratings, and are not responsible for any errors or omissions (negligent or otherwise), regardless of the cause, or for the results obtained from the use of such content. THIRD PARTY CONTENT PROVIDERS GIVE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE. THIRD PARTY CONTENT PROVIDERS SHALL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, EXEMPLARY, COMPENSATORY, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, COSTS, EXPENSES, LEGAL FEES, OR LOSSES (INCLUDING LOST INCOME OR PROFITS AND OPPORTUNITY COSTS OR LOSSES CAUSED BY NEGLIGENCE) IN CONNECTION WITH ANY USE OF THEIR CONTENT, INCLUDING RATINGS. Credit ratings are statements of opinions and are not statements of fact or recommendations to purchase, hold or sell securities. They do not address the suitability of securities or the suitability of securities for investment purposes, and should not be relied on as investment advice. Copyright© Blue Owl Capital Inc. 2024. All rights reserved.

Blue Owl Overview

With $235 billion of assets under management, Blue Owl is a leading asset manager that is redefining alternatives.

Investment Platforms

Credit

- Direct lending strategy focused on lending to middle- and upper-middle-market companies backed by a range of private equity and non-sponsored companies
- Demonstrated ability to source proprietary investment opportunities with $130 billion in gross originations since inception
- Complementary Credit strategies also include alternative credit, investment grade private credit, liquid credit, healthcare opportunities, and strategic equity

$128.4B	Assets Under Management
665+	Deals Closed
760+	Sponsor Relationships

GP Strategic Capital

- Provides innovative minority equity and financing solutions to private capital managers
- Deep and extensive relationships across the alternative asset management ecosystem
- Successfully completed over 90 equity and debt transactions since inception

$62.0B	Assets Under Management
10+	Year Track Record
60+	Partnerships since Inception

Real Estate

- Net lease strategy provides flexible and bespoke capital solutions to investment grade and creditworthy tenants and borrowers
- Ability to invest up and down the capital structure, in public and private investments, at varying costs of capital
- A leader in net lease; demonstrated performance across market cycles has led to robust support and repeat business from industry-leading partners
- Real estate credit strategy offers a diverse range of competitive financing solutions

$44.1B	Assets Under Management
2,060+	Equity Assets Owned
165+	Tenant Relationships/ Partnerships

As of September 30, 2024. Past performance is not a guarantee of future results.

4

5 Management Fee Growth Since Becoming a Public Company Management Fees (GAAP) FRE Management Fees 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 $150.0 $200.0 $250.0 $300.0 $350.0 $400.0 $450.0 $500.0 (dollars in millions) FRE Management Fee Growth of Nearly 200% For information on and reconciliation of the Company's non-GAAP measures, please see slides 25 to 29.

6 Third Quarter 2024 Highlights Financial Results • GAAP Net Income of $29.8 million, or $0.05 per basic and $0.04 per diluted Class A Share • Fee-Related Earnings of $326.9 million, or $0.22 per Adjusted Share • Distributable Earnings of $301.0 million, or $0.20 per Adjusted Share Capital Metrics • AUM of $234.6 billion, up 50% since September 30, 2023 ◦ FPAUM of $154.2 billion, up 59% since September 30, 2023 ◦ Permanent Capital of $179.1 billion, up 45% since September 30, 2023 ◦ AUM Not Yet Paying Fees of $21.7 billion, reflecting expected annual management fees of over $260 million once deployed • New Capital Commitments Raised of $12.0 billion ($7.9 billion new equity capital) in the quarter • FPAUM Raised and Deployed of $7.3 billion in the quarter Corporate For information on and reconciliation of the Company's non-GAAP measures, please see slides 25 to 29. • Annual Dividend of $0.72 per Class A Share announced for 2024, up 29% from 2023 ◦ Dividend of $0.18 per Class A Share declared for the quarter • Kuvare Acquisition closed on July 1, 2024, with AUM of $21.6 billion • Atalaya Acquisition closed on September 30, 2024, with AUM of $10.6 billion • Acquisition of IPI Partners (approximately $10.5 billion of AUM), a digital infrastructure fund manager, announced in October 2024 and expected to close in the fourth quarter of 2024 or first quarter of 2025

GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 3Q'24	3Q'23	% Change	Last Twelve Months 3Q'24	3Q'23	% Change
GAAP Revenues						
Credit (including Part I Fees of $138,300, $95,794, $493,551 and $348,550)	$ 325,210	$ 225,887	44%	$ 1,133,606	$ 841,480	35%
GP Strategic Capital (including Part I Fees of $2,376, $1,827, $8,651 and $4,973)	148,394	127,135	17%	547,706	504,343	9%
Real Estate	49,705	32,987	51%	166,227	112,112	48%
Management Fees, Net	523,309	386,009	36%	1,847,539	1,457,935	27%
Administrative, Transaction and Other Fees	77,289	43,641	77%	304,934	162,424	88%
Performance Revenues	280	—	nm	5,628	12,727	(56%)
GAAP Revenues	**600,878**	**429,650**	**40%**	**2,158,101**	**1,633,086**	**32%**
GAAP Expenses						
Compensation and Benefits	271,107	213,976	27%	973,768	867,806	12%
Amortization of Intangible Assets	68,674	56,724	21%	238,412	308,195	(23%)
General, Administrative and Other Expenses	121,329	65,485	85%	361,243	228,056	58%
GAAP Expenses	**461,110**	**336,185**	**37%**	**1,573,423**	**1,404,057**	**12%**
GAAP Results						
GAAP Net Income Attributable to Blue Owl Capital Inc.	**29,805**	**15,109**	**97%**	**106,899**	**37,877**	**182%**
Earnings per Class A Share						
Basic	$ 0.05	$ 0.03				
Diluted	$ 0.04	$ 0.03				
Supplemental Information						
Credit	$ 384,613	$ 257,133	50%	$ 1,379,858	$ 951,112	45%
GP Strategic Capital	159,149	135,981	17%	584,745	541,571	8%
Real Estate	57,116	36,536	56%	193,498	140,403	38%
GAAP Revenues	600,878	429,650	40%	2,158,101	1,633,086	32%
GAAP Margin	19 %	17 %		22 %	10%	
Management Fees as % from Permanent Capital	91%	92%		91%	92%	

7

8 Historical Trends (GAAP) • GAAP Management Fees of $1,847.5 million for the last twelve months, increased 27% compared to prior year • GAAP Consolidated Net Income of $430.6 million for the last twelve months, compared to $141.3 million in the prior year • GAAP Net Income Attributable to Class A Shares of $106.9 million for the last twelve months, compared to $37.9 million in the prior year GAAP Management Fees Net Income Attributable to Class A SharesConsolidated Net Income (dollars in millions) (dollars in millions) (dollars in millions) $386.0 $523.3 $1,457.9 $1,847.5 3Q'23 3Q'24 3Q'23 (LTM) 3Q'24 (LTM) $15.1 $29.8 $37.9 $106.9 3Q'23 3Q'24 3Q'23 (LTM) 3Q'24 (LTM) $63.5 $99.3 $141.3 $430.6 3Q'23 3Q'24 3Q'23 (LTM) 3Q'24 (LTM)

9 3Q'24 - LTM Earnings Growth DEFRE Revenue 31% Growth FRE 27% Growth 22% Growth 14th consecutive quarter of both FRE management fee and FRE sequential growth (dollars in millions) $1,560.0 $2,043.7 3Q'23 LTM 3Q'24 LTM $880.6 $1,076.4 3Q'23 LTM 3Q'24 LTM $940.2 $1,192.4 3Q'23 LTM 3Q'24 LTM (dollars in millions) (dollars in millions) For information on and reconciliation of the Company's non-GAAP measures, please see slides 25 to 29.

Non-GAAP Results (Unaudited)

(dollars in thousands, except per share data)	Quarter Ended 3Q'24	3Q'23	% Change	Last Twelve Months 3Q'24	3Q'23	% Change
FRE Revenues						
Credit (including Part I Fees of $138,300, $95,794, $493,551 and $348,550)	$ 325,210	$ 225,887	44%	$ 1,133,606	$ 841,480	35%
GP Strategic Capital (including Part I Fees of $2,376, $1,827, $8,651 and $4,973)	159,510	137,794	16%	590,802	544,310	9%
Real Estate	49,705	32,987	51%	166,227	112,112	48%
FRE Management Fees, Net	534,425	396,668	35%	1,890,635	1,497,902	26%
FRE Administrative, Transaction and Other Fees	33,622	16,103	109%	149,266	62,106	140%
FRE Performance Revenues	280	—	nm	3,789	—	nm
FRE Revenues	**568,327**	**412,771**	**38%**	**2,043,690**	**1,560,008**	**31%**
FRE Expenses						
FRE Compensation and Benefits	171,916	116,197	48%	590,638	437,146	35%
FRE General, Administrative and Other Expenses	59,188	45,643	30%	229,228	178,923	28%
FRE Expenses	**231,104**	**161,840**	**43%**	**819,866**	**616,069**	**33%**
Fee-Related Earnings	**326,862**	**247,829**	**32%**	**1,192,427**	**940,195**	**27%**
Distributable Earnings	**301,007**	**229,523**	**31%**	**1,076,356**	**880,554**	**22%**
Adjusted Per Share Information						
Fee-Related Earnings per Adjusted Share	$ 0.22	$ 0.17				
Distributable Earnings per Adjusted Share	$ 0.20	$ 0.16				
Supplemental Information						
Credit	$ 356,682	$ 240,609	48%	$ 1,277,506	$ 898,099	42%
GP Strategic Capital	161,484	139,115	16%	597,440	549,339	9%
Real Estate	50,161	33,047	52%	168,744	112,570	50%
FRE Revenues	568,327	412,771	38%	2,043,690	1,560,008	31%
FRE Margin	59 %	61 %		60 %	61 %	
FRE Management Fees as % from Permanent Capital	91%	92%		91%	93%	

For information on and reconciliation of the Company's non-GAAP measures, please see slides 25 to 29.

10

11 Historical Trends (Non-GAAP) • FRE Management Fees of $1,890.6 million for the last twelve months, increased 26% compared to prior year • Fee-Related Earnings of $1,192.4 million for the last twelve months, increased 27% compared to prior year • Distributable Earnings of $1,076.4 million for the last twelve months, increased 22% compared to prior year FRE Management Fees Distributable EarningsFee-Related Earnings (dollars in millions) (dollars in millions) (dollars in millions) $229.5 $301.0 $880.6 $1,076.4 3Q'23 3Q'24 3Q'23 (LTM) 3Q'24 (LTM) $247.8 $326.9 $940.2 $1,192.4 3Q'23 3Q'24 3Q'23 (LTM) 3Q'24 (LTM) $396.7 $534.4 $1,497.9 $1,890.6 3Q'23 3Q'24 3Q'23 (LTM) 3Q'24 (LTM) For information on and reconciliation of the Company's non-GAAP measures, please see slides 25 to 29.

12 Assets Under Management • AUM of $234.6 billion, increased 50% since September 30, 2023 ◦ The increase was primarily driven by the Kuvare, Prima and Atalaya Acquisitions, as well as capital raised, change in debt and appreciation across the business • FPAUM of $154.2 billion, increased 59% since September 30, 2023 ◦ The increase was primarily driven by the Kuvare, Prima and Atalaya Acquisitions, as well as capital raised across the business and deployment in Credit • Permanent Capital of $179.1 billion, increased 45% since September 30, 2023 ◦ Permanent capital generated 91% of management fees during the last twelve months • AUM Not Yet Paying Fees totaled $21.7 billion, reflecting expected annual FRE management fees of over $260 million once deployed AUM Fee-Paying AUM Permanent Capital Credit GP Strategic Capital Real Estate (dollars in billions) (dollars in billions) (dollars in billions) $156.9 $234.6 $79.5 $128.4$51.4 $62.0 $25.9 $44.1 3Q'23 3Q'24 $97.0 $154.2 $54.3 $89.3 $28.6 $35.1 $14.1 $29.8 3Q'23 3Q'24 $123.1 $179.1 $60.4 $100.1 $51.4 $61.5 $11.3 $17.4 3Q'23 3Q'24

13 Fundraising • Total Fundraise of $7.9 billion during the quarter was driven by $3.5 billion in GP Strategic Capital, $3.1 billion in Credit and $1.3 billion in Real Estate • Private Wealth Fundraise of $4.2 billion during the quarter was primarily driven by products from the GP minority stakes strategy in GP Strategic Capital and products from the direct lending strategy in Credit ◦ Private Wealth Fundraise of $13.5 billion during the last twelve months • Institutional Fundraise of $3.6 billion during the quarter was primarily driven by products from the GP minority stakes strategy in GP Strategic Capital and products from the direct lending strategy in Credit ◦ Institutional Fundraise of $10.7 billion during the last twelve months Total Fundraise (dollars in billions) $2.9 $7.9 $14.5 $24.2 $2.1 $3.1 $7.3 $12.1 $3.5 $1.2 $8.0 $0.7 $1.3 $6.0 $4.0 Credit GP Strategic Capital Real Estate 3Q'23 3Q'24 3Q'23 (LTM) 3Q'24 (LTM) $0.1

14 Credit Platform • AUM of $128.4 billion, increased 62% since September 30, 2023 ◦ The increase was primarily driven by the Kuvare and Atalaya Acquisitions, as well as capital raised and change in debt in products from the direct lending strategy. • FPAUM of $89.3 billion, increased 64% since September 30, 2023 ◦ The increase was primarily driven by the Kuvare and Atalaya Acquisitions, as well as capital raised in products from the direct lending strategy and deployment across the platform • Direct Originations during the quarter were $10.9 billion with net deployment of $4.3 billion ◦ Direct Originations for the last twelve months were $46.7 billion with net deployment of $17.7 billion • AUM Not Yet Paying Fees totaled $15.3 billion, reflecting expected annual management fees over $193 million once deployed • Direct Lending Gross Returns(1) of 3.3% for 3Q'24 and 15.2% over the last twelve months ended 3Q'24 AUM (dollars in billions) (dollars in billions) Fee-Paying AUM Note 1. Gross and net returns are represented by a composite comprised of Credit products within the direct lending investment strategies reported in the Blue Owl quarterly report on Form 10-Q for the quarter ended June 30, 2024. The composite excludes products that have launched within the last two years as such information is generally not meaningful. The net returns for aforementioned Credit products were 2.4% for 3Q'24 and 11.2% over the last twelve months ended 3Q'24. $79.5 $128.4 3Q'23 3Q'24 $54.3 $89.3 3Q'23 3Q'24

GP Strategic Capital Platform

- **AUM** of $62.0 billion, increased 21% since September 30, 2023
  - The increase was primarily driven by capital raised in our sixth flagship minority equity stakes product and appreciation across the platform
- **FPAUM** of $35.1 billion, increased 23% since September 30, 2023
  - The increase was primarily driven by capital raised in our sixth flagship minority equity stakes product
- **AUM Not Yet Paying Fees** totaled $1.6 billion, reflecting expected annual management fees of over $26 million once deployed
- **Gross IRR Since Inception as of September 30, 2024**[1]
  - **Blue Owl GP Stakes III:** 29.4%
  - **Blue Owl GP Stakes IV:** 59.4%
  - **Blue Owl GP Stakes V:** 31.7%



AUM
(dollars in billions)
$51.4
$62.0
3Q'23
3Q'24



Fee-Paying AUM
(dollars in billions)
$28.6
$35.1
3Q'23
3Q'24

Note 1. Net IRR since inception as of September 30, 2024 for Blue Owl GP Stakes III, Blue Owl GP Stakes IV and Blue Owl GP Stakes V was 22.9%, 38.8% and 14.5%, respectively.

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16 Note 1. Gross and net returns are represented by a composite comprised of Real Estate products reported in the Blue Owl quarterly report on Form 10-Q for the quarter ended June 30, 2024. The composite excludes products that have launched within the last two years as such information is generally not meaningful. The net returns for the aforementioned Real Estate products were (0.8)% for 3Q'24 and 2.5% over the last twelve months ended 3Q'24. Real Estate Platform • AUM of $44.1 billion, increased 70% since September 30, 2023 ◦ The increase was primarily driven by the Prima and Kuvare Acquisitions, as well as capital raised in our real estate investment trust and sixth vintage drawdown product • FPAUM of $29.8 billion, increased 111% since September 30, 2023 ◦ The increase was primarily driven by the Prima and Kuvare Acquisitions, as well as capital raised in our real estate investment trust and sixth vintage drawdown product • AUM Not Yet Paying Fees totaled $4.7 billion, reflecting expected annual management fees of over $42 million once deployed • Real Estate Gross Returns(1) of (0.6)% for 3Q'24 and 3.8% over the last twelve months ended 3Q'24 AUM Fee-Paying AUM $25.9 $44.1 3Q'23 3Q'24 $14.1 $29.8 3Q'23 3Q'24 (dollars in billions)(dollars in billions)

Supplemental Information

18 As of September 30, 2024, the average maturity of the Company's outstanding notes is ~11 years. Note 1. Cost of debt reflects average annual after tax interest rate on notes outstanding, assuming a 22% tax rate. Excludes borrowings under the Revolving Credit Facility. Supplemental Liquidity Metrics Credit Ratings BBB+ BBB Fitch S&P Total Debt ($M) Available Liquidity ($M) 3.8% Cost of Debt(1) $759 $116 $1,628 Revolving Credit Facility Cash and Cash Equivalents $2,600 $1,000 $700 $400 $350 $60 $90 Revolving Credit Facility 2028 Unsecured Notes 2051 Unsecured Notes 2032 Unsecured Notes 2031 Unsecured Notes 2034 Unsecured Notes $1.7B Available Liquidity

19 As of September 30, 2024, AUM not yet paying fees totaled $21.7 billion, reflecting expected annual management fees of over $260 million once deployed. FPAUM to AUM Bridge $51.2 $71.6 $28.6 $154.2 $234.6 89 3 $15.3 $5.6 $18.2 $128.4 35 1 $6.8 $18.5 $62.0 $29.8 $4.7 $9.5 $44.1 $21.7 $12.5 $46.2 Credit GP Strategic Capital Real Estate FPAUM AUM Not Yet Paying Fees Fee-Exempt AUM Net Appreciation, Leverage and Other AUM $0.1 $1.6 Figures may not sum due to rounding. (dollars in billions)

20 AUM and FPAUM Rollforwards Three Months Ended September 30, 2024 Twelve Months Ended September 30, 2024 (dollars in millions) Credit GP Strategic Capital Real Estate Total Credit GP Strategic Capital Real Estate Total AUM Beginning Balance $ 95,104 $ 57,844 $ 39,208 $ 192,156 $ 79,527 $ 51,398 $ 25,941 $ 156,866 Acquisitions 27,803 — 4,324 32,127 28,816 — 15,174 43,990 New capital raised 3,133 3,482 1,271 7,886 12,122 8,037 4,042 24,201 Change in debt 2,973 500 (39) 3,434 9,951 500 696 11,147 Distributions (1,758) (660) (739) (3,157) (5,691) (1,915) (1,365) (8,971) Change in value / other 1,188 861 88 2,137 3,718 4,007 (375) 7,350 Ending Balance $ 128,443 $ 62,027 $ 44,113 $ 234,583 $ 128,443 $ 62,027 $ 44,113 $ 234,583 FPAUM Beginning Balance $ 63,736 $ 32,788 $ 25,025 $ 121,549 $ 54,300 $ 28,622 $ 14,099 $ 97,021 Acquisitions 22,841 — 4,053 26,894 23,821 — 13,483 37,304 New capital raised / deployed 3,500 2,420 1,425 7,345 13,400 6,591 3,904 23,895 Fee basis step down — — — — (71) (5) — (76) Distributions (1,621) (98) (824) (2,543) (5,283) (98) (1,450) (6,831) Change in value / other 845 6 86 937 3,134 6 (271) 2,869 Ending Balance $ 89,301 $ 35,116 $ 29,765 $ 154,182 $ 89,301 $ 35,116 $ 29,765 $ 154,182

Appendix

GAAP Results (Unaudited)

(dollars in thousands, except share and per share data)	Quarter Ended 3Q'24	Quarter Ended 3Q'23	Last Twelve Months 3Q'24	Last Twelve Months 3Q'23
Revenues				
Management fees, net (includes Part I Fees of $140,676, $97,621, $502,202 and $353,523)	$ 523,309	$ 386,009	$ 1,847,539	$ 1,457,935
Administrative, transaction and other fees	77,289	43,641	304,934	162,424
Performance revenues	280	—	5,628	12,727
Total Revenues, Net	**600,878**	**429,650**	**2,158,101**	**1,633,086**
Expenses				
Compensation and benefits	271,107	213,976	973,768	867,806
Amortization of intangible assets	68,674	56,724	238,412	308,195
General, administrative and other expenses	121,329	65,485	361,243	228,056
Total Expenses	**461,110**	**336,185**	**1,573,423**	**1,404,057**
Other Loss				
Net gains (losses) on investments	3,748	(1,227)	11,333	2,993
Interest and dividend income	12,213	5,686	36,850	19,705
Interest expense	(34,102)	(19,672)	(107,789)	(73,631)
Change in TRA liability	6,849	35	(4,953)	1,435
Change in warrant liability	(6,300)	(2,050)	(28,450)	(4,650)
Change in earnout liability	(10,056)	(2,074)	(12,208)	(16,936)
Total Other Loss	(27,648)	**(19,302)**	(105,217)	**(71,084)**
Income Before Income Taxes	**112,120**	**74,163**	**479,461**	**157,945**
Income tax expense	12,796	10,652	48,878	16,606
Consolidated Net Income	**99,324**	**63,511**	**430,583**	**141,339**
Net income attributable to noncontrolling interests	(69,519)	(48,402)	(323,684)	(103,462)
Net Income Attributable to Blue Owl Capital Inc.	**$ 29,805**	**$ 15,109**	**$ 106,899**	**$ 37,877**
Net Income Attributable to Class A Shares	$ 29,805	$ 15,109	$ 106,899	$ 37,877
Earnings per Class A Share				
Basic	$ 0.05	$ 0.03		
Diluted	$ 0.04	$ 0.03		
Weighted-Average Class A Shares				
Basic	575,249,883	466,376,329		
Diluted	1,491,724,950	482,573,913		

22

23 Quarter Ended (dollars in thousands, except per share data) 3Q'24 2Q'24 1Q'24 4Q'23 3Q'23 GAAP Revenues Management Fees, Net $ 523,309 $ 465,754 $ 447,898 $ 410,578 $ 386,009 Administrative, Transaction and Other Fees 77,289 83,906 63,397 80,342 43,641 Performance Revenues 280 188 2,045 3,115 — GAAP Revenues 600,878 549,848 513,340 494,035 429,650 GAAP Expenses Compensation and Benefits 271,107 227,103 224,791 250,767 213,976 Amortization of Intangible Assets 68,674 56,734 56,195 56,809 56,724 General, Administrative and Other Expenses 121,329 93,458 76,748 69,708 65,485 GAAP Expenses 461,110 377,295 357,734 377,284 336,185 GAAP Results GAAP Net Income Attributable to Blue Owl Capital Inc. 29,805 33,945 25,091 18,058 15,109 Earnings per Class A Share Basic $ 0.05 $ 0.06 $ 0.05 $ 0.04 $ 0.03 Diluted $ 0.04 $ 0.06 $ 0.04 $ 0.03 $ 0.03 GAAP Results Summary (Unaudited)

24 Quarter Ended (dollars in thousands, except per share data) 3Q'24 2Q'24 1Q'24 4Q'23 3Q'23 FRE Revenues FRE Management Fees, Net $ 534,425 $ 476,414 $ 458,558 $ 421,238 $ 396,668 FRE Administrative, Transaction and Other Fees 33,622 43,404 25,945 46,295 16,103 FRE Performance Revenues 280 188 2,045 1,276 — FRE Revenues 568,327 520,006 486,548 468,809 412,771 FRE Expenses FRE Compensation and Benefits 171,916 148,202 138,666 131,854 116,197 FRE General, Administrative and Other Expenses 59,188 65,673 52,371 51,996 45,643 FRE Expenses 231,104 213,875 191,037 183,850 161,840 Fee-Related Earnings 326,862 296,475 289,698 279,392 247,829 Distributable Earnings 301,007 272,965 240,099 262,285 229,523 Adjusted Per Share Information Fee-Related Earnings per Adjusted Share $ 0.22 $ 0.21 $ 0.20 $ 0.20 $ 0.17 Distributable Earnings per Adjusted Share $ 0.20 $ 0.19 $ 0.17 $ 0.18 $ 0.16 Non-GAAP Results Summary (Unaudited) For information on and reconciliation of the Company's non-GAAP measures, please see slides 25 to 29.

25 Non-GAAP Measures GAAP Margin Calculated as income before income taxes, divided by total revenues. Fee-Related Earnings, or FRE, and Related Components Fee-Related Earnings is a supplemental non-GAAP measure of our core operating performance used to make operating decisions and assess our core operating results, focusing on whether our core revenue streams, primarily consisting of management fees, are sufficient to cover our core operating expenses. FRE performance revenues refers to the GAAP performance revenues that are measured and eligible to be received on a recurring basis and not dependent on realization events from the underlying investments. Management also reviews the components that comprise Fee-Related Earnings (i.e., FRE revenues and FRE expenses) on the same basis used to calculate Fee-Related Earnings, and such components are also non-GAAP measures and have been identified with the prefix “FRE” throughout this presentation. Fee-Related Earnings exclude various items that are required for the presentation of our results under GAAP, including the following: noncontrolling interests in the Blue Owl Operating Partnerships; equity-based compensation expense; compensation expenses related to capital contributions in certain subsidiary holding companies that are in-turn paid as compensation to certain employees, as such contributions are not included in Fee-Related Earnings or Distributable Earnings; amortization of acquisition-related earnouts; amortization of intangible assets; “Transaction Expenses” as defined below; expense support payments and subsequent reimbursements; net gains (losses) on investments; net losses on retirement of debt; interest and dividend income; interest expense; changes in TRA, warrant and earnout liabilities; and taxes. Transaction Expenses are expenses incurred in connection with the Business Combination and other acquisitions and strategic transactions, including subsequent adjustments related to such transactions, that were not eligible to be netted against consideration or recognized as acquired assets and assumed liabilities in the relevant transactions. FRE revenues and FRE expenses also exclude DE performance revenues and related compensation expense, as well as revenues and expenses related to amounts reimbursed by our products, including administrative fees and dealer manager reallowed commissions, that have no impact to our bottom line operating results, and therefore FRE revenues and FRE expenses do not represent our total revenues or total expenses in any given period. DE performance revenues refers to GAAP performance revenues that are not FRE performance revenues. Distributable Earnings or DE Distributable Earnings is a supplemental non-GAAP measure of operating performance that equals Fee-Related Earnings plus or minus, as relevant, DE performance revenues and related compensation, interest and dividend income, interest expense, as well as amounts payable for taxes and payments made pursuant to the TRA. Amounts payable for taxes presents the current income taxes payable, excluding the impact of tax contingency-related accrued expenses or benefits, as such amounts are included when paid or received, related to the respective period’s earnings, assuming that all Distributable Earnings were allocated to Blue Owl Capital Inc., which would occur following the exchange of all Blue Owl Operating Group Units for Class A Shares. Current income taxes payable and payments made pursuant to the TRA reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings (e.g., equity-based compensation expenses, Transaction Expenses, tax goodwill, etc.). If these tax deductions were to be excluded from amounts payable for taxes, Distributable Earnings would be lower and our effective tax rate would appear to be higher, even though a lower amount of income taxes would have been paid or payable for a period’s earnings. We make these adjustments when calculating Distributable Earnings to more accurately reflect the net realized earnings that are expected to be or become available for distribution or reinvestment into our business. Management believes that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution. FRE Margin FRE Margin is a supplemental non-GAAP measure that equals Fee-Related Earnings before net (income) loss allocated to noncontrolling interests, divided by FRE revenues. Management believes that FRE Margin can be useful as a supplemental performance measure used to make operating decisions and assess our core operating results. Adjusted Shares Adjusted Shares represents the weighted-average outstanding interests that are participating in distributions as of the end of each respective period. Adjusted Shares is the sum of Blue Owl Capital Inc.’s Class A Shares (and Class B Shares to the extent outstanding in the future), Common Units and vested Incentive Units of the Blue Owl Operating Group. Common Units and Incentive Units are limited partner interests held by certain members of management and employees, as well as other third parties in the Blue Owl Operating Group. Subject to certain restrictions, Common Units are exchangeable on a one-for-one basis for either Class A Shares or Class B Shares if held by certain senior members of management. A vested Incentive Unit may convert into a Common Unit upon becoming economically equivalent on a tax basis to a Common Unit.

Non-GAAP Reconciliations

	Quarter Ended					Last Twelve Months	
(dollars in thousands)	3Q'24	2Q'24	1Q'24	4Q'23	3Q'23	3Q'24	3Q'23
GAAP Net Income Attributable to Class A Shares	**$ 29,805**	**$ 33,945**	**$ 25,091**	**$ 18,058**	**$ 15,109**	**$ 106,899**	**$ 37,877**
Net income attributable to noncontrolling interests	69,519	104,109	86,922	63,134	48,402	323,684	103,462
Income tax expense	12,796	18,197	14,771	3,114	10,652	48,878	16,606
GAAP Income Before Income Taxes	**112,120**	**156,251**	**126,784**	**84,306**	**74,163**	**479,461**	**157,945**
Strategic Revenue-Share Purchase consideration amortization	11,116	10,660	10,660	10,660	10,659	43,096	39,967
DE performance revenues	—	—	—	(1,839)	—	(1,839)	(12,727)
DE performance revenues compensation	—	—	—	644	—	644	4,459
Equity-based compensation - other	58,898	40,155	46,150	54,556	36,185	199,759	134,337
Equity-based compensation - acquisition related	2,077	2,163	2,103	21,775	21,192	28,118	125,599
Equity-based compensation - Business Combination grants	16,632	17,649	17,460	17,158	17,597	68,899	70,609
Acquisition-related cash earnout amortization	—	—	—	6,568	6,567	6,568	36,565
Capital-related compensation	732	681	913	478	1,894	2,804	7,127
Amortization of intangible assets	68,674	56,734	56,195	56,809	56,724	238,412	308,195
Transaction Expenses	43,186	11,613	8,222	1,491	8,000	64,512	12,768
Expense support	(3,860)	(6,077)	(1,798)	(92)	(1,352)	(11,827)	(11,989)
Net (gains) losses on investments	(3,748)	(2,624)	(3,173)	(1,788)	1,227	(11,333)	(2,993)
Change in TRA liability	(6,849)	2,978	(1,019)	9,843	(35)	4,953	(1,435)
Change in warrant liability	6,300	(3,050)	14,700	10,500	2,050	28,450	4,650
Change in earnout liability	10,056	70	585	1,497	2,074	12,208	16,936
Interest and dividend income	(12,213)	(13,787)	(4,755)	(6,095)	(5,686)	(36,850)	(19,705)
Interest expense	34,102	32,715	22,484	18,488	19,672	107,789	73,631
Fee-Related Earnings Before Noncontrolling Interests	**337,223**	**306,131**	**295,511**	**284,959**	**250,931**	**1,223,824**	**943,939**
Net (income) loss allocated to noncontrolling interests included in Fee-Related Earnings	(10,361)	(9,656)	(5,813)	(5,567)	(3,102)	(31,397)	(3,744)
Fee-Related Earnings	**326,862**	**296,475**	**289,698**	**279,392**	**247,829**	**1,192,427**	**940,195**
DE performance revenues	—	—	—	1,839	—	1,839	12,727
DE performance revenues compensation	—	—	—	(644)	—	(644)	(4,459)
Interest and dividend income	12,213	13,787	4,755	6,095	5,686	36,850	19,705
Interest expense	(34,102)	(32,715)	(22,484)	(18,488)	(19,672)	(107,789)	(73,631)
Taxes and TRA payments	(3,966)	(4,582)	(31,870)	(5,909)	(4,320)	(46,327)	(13,983)
Distributable Earnings	**$ 301,007**	**$ 272,965**	**$ 240,099**	**$ 262,285**	**$ 229,523**	**$ 1,076,356**	**$ 880,554**

26

27 Non-GAAP Reconciliations (cont’d) Quarter Ended Last Twelve Months (dollars in thousands, except per share data) 3Q'24 2Q'24 1Q'24 4Q'23 3Q'23 3Q'24 3Q'23 Weighted-Average Adjusted Shares Class A Shares(1) 563,549,711 518,018,685 476,336,605 458,682,468 454,982,939 Common Units and Vested Incentive Units 913,241,168 923,316,935 960,229,154 961,390,070 962,552,724 Total Weighted-Average Adjusted Shares 1,476,790,879 1,441,335,620 1,436,565,759 1,420,072,538 1,417,535,663 Earnings per Class A Share - Basic $ 0.05 $ 0.06 $ 0.05 $ 0.04 $ 0.03 Earnings per Class A Share - Diluted $ 0.04 $ 0.06 $ 0.04 $ 0.03 $ 0.03 Fee-Related Earnings per Adjusted Share $ 0.22 $ 0.21 $ 0.20 $ 0.20 $ 0.17 Distributable Earnings per Adjusted Share $ 0.20 $ 0.19 $ 0.17 $ 0.18 $ 0.16 GAAP Revenues $ 600,878 $ 549,848 $ 513,340 $ 494,035 $ 429,650 $ 2,158,101 $ 1,633,086 Strategic Revenue-Share Purchase consideration amortization 11,116 10,660 10,660 10,660 10,659 43,096 39,967 DE performance revenues — — — (1,839) — (1,839) (12,727) Reimbursed expenses (43,667) (40,502) (37,452) (34,047) (27,538) (155,668) (100,318) FRE Revenues $ 568,327 $ 520,006 $ 486,548 $ 468,809 $ 412,771 $ 2,043,690 $ 1,560,008 GAAP Compensation and Benefits $ 271,107 $ 227,103 $ 224,791 $ 250,767 $ 213,976 $ 973,768 $ 867,806 DE performance revenues compensation — — — (644) — (644) (4,459) Equity-based compensation - other (58,898) (40,155) (46,150) (54,556) (36,185) (199,759) (134,337) Equity-based compensation - acquisition related (2,077) (2,163) (2,103) (21,775) (21,192) (28,118) (125,599) Equity-based compensation - Business Combination grants (16,632) (17,649) (17,460) (17,158) (17,597) (68,899) (70,609) Acquisition-related cash earnout amortization — — — (6,568) (6,567) (6,568) (36,565) Capital-related compensation (732) (681) (913) (478) (1,894) (2,804) (7,127) Reimbursed expenses (20,852) (18,253) (19,499) (17,734) (14,344) (76,338) (51,964) FRE Compensation and Benefits $ 171,916 $ 148,202 $ 138,666 $ 131,854 $ 116,197 $ 590,638 $ 437,146 GAAP General, Administrative and Other Expenses $ 121,329 $ 93,458 $ 76,748 $ 69,708 $ 65,485 $ 361,243 $ 228,056 Transaction Expenses (43,186) (11,613) (8,222) (1,491) (8,000) (64,512) (12,768) Expense support 3,860 6,077 1,798 92 1,352 11,827 11,989 Reimbursed expenses (22,815) (22,249) (17,953) (16,313) (13,194) (79,330) (48,354) FRE General, Administrative and Other Expenses $ 59,188 $ 65,673 $ 52,371 $ 51,996 $ 45,643 $ 229,228 $ 178,923 (1)Excludes 11,700,172, 12,082,140, 12,098,617, 12,095,880, and 11,393,389 respectively, fully vested restricted stock units that do not participate in dividends until settled but that are included in the denominator for GAAP basic earnings per share.

28 Non-GAAP Reconciliations (cont’d) Quarter Ended Last Twelve Months (dollars in thousands, except per share data) 3Q'24 2Q'24 1Q'24 4Q'23 3Q'23 3Q'24 3Q'23 Income Before Income Taxes $ 112,120 $ 156,251 $ 126,784 $ 84,306 $ 74,163 $ 479,461 $ 157,945 GAAP Revenues $ 600,878 $ 549,848 $ 513,340 $ 494,035 $ 429,650 $ 2,158,101 $ 1,633,086 GAAP Margin 19% 28% 25% 17% 17% 22% 10 % Fee-Related Earnings Before Noncontrolling Interests $ 337,223 $ 306,131 $ 295,511 $ 284,959 $ 250,931 $ 1,223,824 $ 943,939 FRE Revenues $ 568,327 $ 520,006 $ 486,548 $ 468,809 $ 412,771 $ 2,043,690 $ 1,560,008 FRE Margin 59% 59% 61% 61% 61% 60% 61%

29 Non-GAAP Reconciliations (cont’d) (dollars in thousands) 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 GAAP Management Fees $ 142,135 $ 203,750 $ 227,337 $ 247,632 $ 284,325 $ 338,377 $ 341,272 $ 358,825 $ 371,829 $ 386,009 $ 410,578 $ 447,898 $ 465,754 $ 523,309 Strategic Revenue-Share Purchase consideration amortization — 970 8,929 8,922 8,922 9,770 9,769 9,769 9,770 10,659 10,660 10,660 10,660 11,116 Incremental management fees assuming the Business Combination closed on April 1, 2021 38,267 — — — — — — — — — — — — — FRE Management Fees $ 180,402 $ 204,720 $ 236,266 $ 256,554 $ 293,247 $ 348,147 $ 351,041 $ 368,594 $ 381,599 $ 396,668 $ 421,238 $ 458,558 $ 476,414 $ 534,425

30 Defined Terms Assets Under Management or AUM Refers to the assets that we manage, and is generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; (iv) total managed assets for certain Credit and Real Estate products; and (v) par value of collateral for collateralized loan obligations (“CLOs”) and other securitizations. Atalaya Acquisition Refers to the acquisition of Atalaya Capital Management LP, completed on September 30, 2024 our BDCs Refers to the business development companies (“BDCs”) we manage, as regulated under the Investment Company Act of 1940, as amended: Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC”), Blue Owl Capital Corporation II (“OBDC II”), Blue Owl Capital Corporation III (NYSE: OBDE) (“OBDC III”), Blue Owl Technology Finance Corp. (“OTF”), Blue Owl Technology Finance Corp. II (“OTF II”), Blue Owl Credit Income Corp. (“OCIC”) and Blue Owl Technology Income Corp. (“OTIC”). Blue Owl, the Company, the firm, we, us, and our Refers to Blue Owl Capital Inc. and its consolidated subsidiaries. Blue Owl Operating Group Refers collectively to the Blue Owl Operating Partnerships and their consolidated subsidiaries. Blue Owl Operating Group Units Refers collectively to a unit in each of the Blue Owl Operating Partnerships. Blue Owl Operating Partnerships Refers to Blue Owl Capital Carry LP and Blue Owl Capital Holdings LP, collectively. Business Combination Refers to the transactions contemplated by the business combination agreement dated as of December 23,2020 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC, which transactions were completed on May 19, 2021. Credit Refers to our Credit platform that includes our direct lending strategy, which offers private credit solutions to middle-market companies through differentiated access points across diversified lending, technology lending, first lien lending and opportunistic lending; alternative credit, which targets credit-oriented investments in markets underserved by traditional lenders or the broader capital markets, with deep expertise investing across specialty finance, private corporate credit and equipment leasing; investment grade private credit, which focuses on generating capital- efficient investment income through asset-backed finance, private corporate credit, and structured products; and liquid credit, which focuses on the management of CLOs. Our Credit platform also includes our other adjacent investment strategies (e.g. strategic equity and healthcare opportunities). Fee-Paying AUM or FPAUM Refers to the AUM on which management fees or FRE performance revenues are earned. For our BDCs, FPAUM is generally equal to total assets (including assets acquired with debt but excluding cash). For our other Credit products, excluding CLOs, FPAUM is generally equal to NAV, investment cost, market value or statutory book value. FPAUM also includes uncalled committed capital for products where we earn management fees on such uncalled committed capital. For CLOs and other securitizations, FPAUM is generally equal to the par value of collateral. For our GP Strategic Capital products, FPAUM for the GP minority stakes strategy is generally equal to capital commitments during the investment period and the cost of unrealized investments after the investment period. For GP Strategic Capitals’ other strategies, FPAUM is generally equal to investment cost. For Real Estate, FPAUM is generally equal to a combination of capital commitments and cost of unrealized investments during the investment period and the cost of unrealized investments after the investment period; however, for certain Real Estate products FPAUM is based on NAV, market value or statutory book value. Fitch Refers to Fitch Ratings credit rating agency. GP Strategic Capital Refers to our GP Strategic Capital platform that primarily focuses on acquiring equity stakes in, and providing debt financing to, large, multi-product private equity and private credit firms through two existing investment strategies: GP minority stakes and GP debt financing, and also includes our professional sports minority stakes strategy. Gross IRR Refers to an annualized since inception gross internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Gross IRRs are calculated before giving effect to management fees (including Part I Fees), as applicable. For GP Strategic Capital, performance metrics are presented on a quarter lag. Gross Return Refers to a return that is equal to the percentage change in the value of a product's portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses.

31 Defined Terms (cont’d) Institutional Fundraise Includes insurance, internal fundraise and GP commitments. Kuvare Acquisition Refers to the acquisition of Kuvare Insurance Services LP (dba Kuvare Asset Management), completed on July 1, 2024. Net IRR Refers to an annualized since inception net internal rate of return of cash flows to and from the product and the product’s residual value at the end of the measurement period. Net IRRs are calculated after giving effect to fees, as applicable, and all other expenses. An individual investor’s IRR may be different to the reported IRR based on the timing of capital transactions. For GP Strategic Capital, performance metrics are presented on a quarter lag. Net Return Refers to a return that is equal to the percentage change in the value of a product's portfolio, adjusted for all contributions and withdrawals (cash flows) after the effects of management fees, incentive fees and carried interest allocated to the general partner of special limited partners, or other fees and expenses. Part I Fees Refers to quarterly performance income on the net investment income of our BDCs and similarly structured products, subject to a fixed hurdle rate. These fees are classified as management fees throughout this report, as they are predictable and recurring in nature, not subject to repayment, and cash-settled each quarter. Permanent Capital Refers to AUM in products that have an indefinite term and do not have a requirement to exit investments and return the proceeds to investors after a prescribed period of time. Some of these products, however, may be required or can elect to return all or a portion of capital gains and investment income, and some may have periodic tender offers or redemptions. Permanent Capital includes certain products that are subject to management fee step downs or roll-offs or both over time. Prima Acquisition Refers to the acquisition of Prima Capital Advisors Holdings LLC, completed on June 6, 2024. Real Estate Refers, unless context indicates otherwise, to our Real Estate platform that primarily focuses on acquiring triple net lease real estate occupied by investment grade and creditworthy tenants and real estate debt finance through two existing investment strategies: net lease and real estate credit. S&P Refers to Standard & Poor's credit rating agency. Tax Receivable Agreement or TRA Refers to the Amended and Restated Tax Receivable Agreement, dated as of October 22, 2021, as may be amended from time to time.